Exhibit 5.1

[MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C. LETTERHEAD]

September        , 2010

J.B. Hunt Transport Services, Inc.
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745-0130

Ladies and Gentlemen:

We have acted as counsel to J.B. Hunt Transport Services, Inc., an Arkansas corporation (the “Company”), and J.B. Hunt Transport, Inc., a Georgia corporation (the “Guarantor”), and are rendering this opinion in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of:  (i) one or more series of debt securities (the “Debt Securities”) and (ii) guarantees of the Debt Securities (the “Guarantees”) by the Guarantor, pursuant to the registration statement on Form S-3, filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).  As described in the Registration Statement, the Debt Securities and Guarantees may be issued from time to time in one or more offerings.

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.  We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.  We have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantor, and other sources believed by us to be responsible.

Based upon the foregoing, we are of the opinion that when, as and if:  (i) the Registration Statement and any required post-effective amendments thereto have become effective under the Act and all prospectus supplements required by applicable law have been delivered and filed as required by applicable law, (ii) an indenture in the form of Exhibit 4.1 to the Registration Statement has been duly executed and delivered on behalf of the Company, the Guarantor and a trustee qualified to act as such under applicable law and such indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) all necessary corporate action has been taken by the Company and the Guarantor to authorize the form, terms, execution and delivery of the Debt Securities, the Guarantees and the applicable indenture, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained, and (v) the Debt Securities have been duly executed by the Company and authenticated by the trustee in accordance with the applicable indenture and the Debt Securities and Guarantees have been duly issued and delivered against payment therefor in accordance with such corporate action and as contemplated in the Registration Statement and the applicable prospectus supplement setting forth the terms of the Debt Securities and the Guarantees, and assuming the Debt Securities and Guarantees as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company and the Guarantor, whether imposed by any agreement or instrument to which the Company or the Guarantor is a party or by which it is bound or any court or governmental or regulatory body having jurisdiction over the Company or the Guarantor or otherwise, then, upon the happening of such events, the Debt Securities and the Guarantees will constitute the valid and binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We do not express any opinion herein on any laws other than the law of the State of Arkansas, the law of the State of New York, and the Georgia Business Corporation Code, and the federal law of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C

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